UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 24, 2014
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Delphi Receives Notice of Proposed Adjustment from the U.S. Internal Revenue Service
As previously disclosed, the Internal Revenue Service (the “IRS”) has been reviewing whether Section 7874(b) of the Internal Revenue Code applies to Delphi Automotive LLP, a wholly-owned subsidiary of Delphi Automotive PLC (together, “Delphi”, the “Company”, “we”, “us” and “our”), in which case we would be treated as a domestic corporation for U.S. federal income tax purposes. We have previously stated that there was a significant risk that the IRS would make such an assertion.

On June 24, 2014, the IRS Examination Team issued a Notice of Proposed Adjustment (the “NOPA”) asserting that it believes Section 7874(b) applies to Delphi and that we should be treated as a domestic corporation for U.S. federal income tax purposes, retroactive to October 6, 2009. If we are treated as a domestic corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our worldwide taxable income, including distributions, as well as deemed income inclusions from some of our non-U.S. subsidiaries.

Notwithstanding the issuance of the NOPA, we continue to believe, after consultation with counsel, that Delphi should not be treated as a domestic corporation for U.S. federal income tax purposes. We intend to vigorously contest the conclusions reached in the NOPA through the IRS’s administrative appeals process, and, if we are unable to reach a satisfactory resolution with the IRS, through litigation. Accordingly, we will continue to prepare and file our financial statements on the basis that we are UK tax-resident. We have not recorded any adjustments with respect to this matter, nor will we record any adjustments in connection with receiving the NOPA.

If we are unsuccessful in contesting the IRS’s assertion, we would not expect a material cumulative impact to our historical tax position at this time. However, we expect any unfavorable final outcome to adversely impact our tax position by increasing our annualized effective tax rate to approximately 20% to 22%. For the year ended December 31, 2013, our effective tax rate was 17%. While we believe that we should prevail, no assurance can be given that we will be able to reach a satisfactory resolution with the IRS or that, if we were to litigate, a court will agree with our position. Further, the ultimate resolution of this issue could take significant time and resources.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements represent our current judgment about possible future events and include, but are not limited to, those related to our current beliefs as to the outcome of this matter and the impacts to our effective tax rate in future periods described herein. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment as well as market conditions, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2014	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer